UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2014

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

100 First Stamford Place, Suite 700

Stamford, Connecticut 06902

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (203) 622-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On March 7, 2014, United Rentals (North America), Inc. and United Rentals of Canada, Inc. (collectively, “Buyers”), wholly-owned subsidiaries of United Rentals, Inc. (the “Company” or “United Rentals”), entered into that certain Asset Purchase Agreement (the “Agreement”) with LD Services, LLC, National Pump & Compressor, Ltd., Canadian Pump & Compressor Ltd. and GulfCo Industrial Equipment, L.P. (collectively, “Sellers”), and the general partner and limited partners, members, shareholders or other equity holders of each Seller, as the case may be (collectively, the “Owners”).

Pursuant to the Agreement, at closing Buyers will purchase from Sellers substantially all of the assets of each Seller related to their specialty pump and industrial equipment rental businesses (the “Business”) for an aggregate purchase price of approximately $780 million, subject to certain post-closing adjustments pursuant to the terms of the Agreement. The purchase price is comprised of approximately $765 million in cash and approximately $15 million in unregistered restricted shares of United Rentals common stock (the amount of which will be based on the closing price of the stock on the business day immediately prior to the closing date of the transaction). Buyers expect to finance the cash portion of the purchase price with the incurrence of additional debt and cash-on-hand.

The Agreement also provides for additional cash consideration in the event the specialty pump business acquired from Sellers achieves certain financial targets during two separate post-closing earn-out periods. Subject to the terms set forth in the Agreement, Sellers may receive up to $75 million, provided that the EBITDA of such business reaches at least $134 million 12 months post-closing, and up to an additional $50 million, provided that the EBITDA of such business reaches at least $161 million 18 months post-closing.

The Agreement contains customary representations, warranties and covenants made by Buyers, Sellers and the Owners. Buyers and Sellers have agreed, pursuant to the Agreement, to comply with several covenants during the interim period between the date of the execution of the Agreement and the date of the closing of the transaction, including covenants by Sellers (i) to conduct the Business in the ordinary course and (ii) not to engage in certain kinds of transactions or take certain actions during such interim period. After the closing, Sellers have agreed, along with certain Owners, not to engage in certain activities competitive with the Business or solicit certain employees or significant customers for a defined period. In addition, until the earlier of the termination of the Agreement pursuant to its terms and the closing, Sellers and the Owners are subject to customary “no-shop” restrictions on their ability to solicit alternative acquisition proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative acquisition proposals.

Consummation of the transactions contemplated by the Agreement is subject to customary conditions, including, among others, (i) obtaining certain material consents and applicable regulatory approvals, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, (ii) the absence of any law or order prohibiting such transactions, (iii) the accuracy of representations and warranties set forth in the Agreement (subject to customary materiality qualifiers) and material compliance with covenants set forth in the Agreement, (iv) the absence of any material adverse effect with respect to the Business, (v) execution of certain related documents, (vi) the delivery of customary pay-off letters evidencing the release of liens on the assets and properties of the Business that secure certain indebtedness of Sellers to be paid off by Buyers at closing, and (vii) the receipt of funds by Buyers from a debt financing sufficient to enable Buyers to consummate the transactions contemplated by the Agreement subject to terms and conditions satisfactory to Buyers in their sole discretion. In the Agreement, Buyers and Sellers agreed to use their commercially reasonable efforts to fulfill as promptly as practicable the conditions to closing in order to consummate the closing of the transaction. United Rentals expects the transaction to close during the second quarter of 2014.

Buyers, on the one hand, and Sellers and, in certain limited circumstances, the Owners, on the other hand, have agreed to indemnify each other from and against losses the respective parties may incur arising out of breaches of the other party’s representations, warranties and covenants contained in the Agreement and for certain other liabilities, subject to specified survival and threshold limitations and other customary exceptions.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.

The Agreement has been summarized and filed as an exhibit to this Current Report on Form 8-K in order to provide information regarding its terms. It is not intended to provide any other factual information about the Company, Buyers, Sellers or the Owners. The representations, warranties and covenants contained in the Agreement (i) were made solely for purposes of the Agreement and as of specific dates, (ii) were solely for the benefit of the parties to the Agreement, (iii) may be subject to qualifications and limitations agreed upon by the parties to the Agreement, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Agreement instead of establishing these matters as facts, and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders of the Company. The security holders of the Company are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Buyers, Sellers, the Owners or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Forward-looking statements involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. No forward-looking statement, including any such statement concerning the completion and anticipated benefits of the proposed transaction, can be guaranteed, and actual results may differ materially from those projected. United Rentals undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the equipment rental industries, and other legal, regulatory and economic developments. Words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions are used to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the Securities and Exchange Commission (the “SEC”) reports filed by United Rentals, as well as the possibility that (i) United Rentals may be unable to obtain regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the acquisition as a condition to obtaining regulatory approvals; (ii) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (iii) problems may arise in successfully integrating the businesses of United Rentals and Sellers, including, without limitation, problems associated with the potential loss of any key employees of Sellers; (iv) the proposed transaction may involve unexpected costs, including, without limitation, the exposure to any unrecorded liabilities or unidentified issues that United Rentals fail to discover during the due diligence investigation of Sellers or that are not subject to indemnification or reimbursement by Sellers, as well as potential unfavorable accounting treatment and unexpected increases in taxes; (v) United Rentals’ business may suffer as a result of uncertainty surrounding the proposed transaction, any adverse effects on the Company’s ability to maintain relationships with customers, employees and suppliers, or the inherent risk associated with entering a geographic area or line of business in which the Company has no or limited experience; and (vi) the industry may be subject to future risks that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by United Rentals. United Rentals gives no assurance that it will achieve its expectations and does not assume any responsibility for the accuracy and completeness of the forward-looking statements.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of United Rentals described in the “Risk Factors” section of its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. All forward-looking statements included in this document are based upon information available to United Rentals on the date hereof; and United Rentals assumes no obligations to update or revise any such forward-looking statements.

Additional Information

This document is not intended to be a recommendation to buy, sell or hold securities and does not constitute an offer for the sale of, or the solicitation of an offer to buy securities in any jurisdiction, including the United States. Any such offer will only be made by means of a prospectus or offering memorandum, and in compliance with applicable securities laws.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of March 7, 2014, by and among United Rentals (North America), Inc. and United Rentals of Canada, Inc., on the one hand, and LD Services, LLC, National Pump & Compressor, Ltd., Canadian Pump & Compressor Ltd., GulfCo Industrial Equipment, L.P. and the general partner and limited partners, members, shareholders or other equity holders of each Seller, as the case may be, on the other hand.

99.1	Press Release dated March 9, 2014, announcing United Rentals’ entry into the Asset Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2014

UNITED RENTALS, INC.

By:	/s/ Jonathan M. Gottsegen
Name:	Jonathan M. Gottsegen
Title:	Senior Vice President, General Counsel and Secretary

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Jonathan M. Gottsegen
Name:	Jonathan M. Gottsegen
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of March 7, 2014, by and among United Rentals (North America), Inc. and United Rentals of Canada, Inc., on the one hand, and LD Services, LLC, National Pump & Compressor, Ltd., Canadian Pump & Compressor Ltd., GulfCo Industrial Equipment, L.P. and the general partner and limited partners, members, shareholders or other equity holders of each Seller, as the case may be, on the other hand.

99.1	Press Release dated March 9, 2014, announcing United Rentals’ entry into the Asset Purchase Agreement.